EXHIBIT 2

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Synalloy Corporation, a Delaware corporation (the “Company”);

WHEREAS, certain of the undersigned are parties to that certain Group Agreement, dated as of March 3, 2020 (the “Group Agreement”), for the purpose of, among other things, engaging in discussions with the Company regarding means to enhance stockholder value; and

WHEREAS, (i) Privet Fund LP, Privet Fund Management LLC and Ryan Levenson (collectively, “Privet”), (ii) UPG Enterprises LLC, Paul Douglass and Christopher Hutter (collectively, “UPG”) and (iii) Andee Harris, Aldo Mazzaferro, Benjamin Rosenzweig and John P. Schauerman (collectively, the “Outside Nominees” and together with Privet and UPG, each a “Party” and collectively, the “Parties” or the “Group”) wish to enter into this Joint Filing and Solicitation Agreement (this “Agreement”) to supersede the Group Agreement and form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2020 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2020 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 16th day of March 2020 by the Parties hereto:

1.             The Group Agreement is hereby superseded in its entirety and shall be of no further force or effect.

2.             Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company.  In furtherance of the foregoing and in accordance with Rule 13d-1(k) under the Exchange Act, Privet, UPG and the Outside Nominees shall file, separately or jointly, a Schedule(s) 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law.  Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

3.             So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), Jenner & Block LLP (“J&B”), Privet and UPG, such notice to be given no later than two (2) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice; provided, further, that prior to the 2020 Annual Meeting, no Party shall sell, or dispose of any beneficial ownership over, any securities of the Company without the prior consent of Privet and UPG. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

4.             Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies for the election of the persons nominated by Privet to the Board at the 2020 Annual Meeting, (ii) taking such other actions as the Parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing.

5.             The Parties understand that certain expenses and costs (including legal fees) are likely to be incurred in connection with the Group’s activities (the “Expenses”). Privet shall have the right to pre-approve all Expenses up to an amount of $200,000; provided, that any Expenses in excess of $200,000 must be jointly pre-approved by Privet and UPG.  Each of Privet and UPG agrees to pay its pro rata portion of all such pre-approved Expenses based on the number of shares of the Company in the aggregate beneficially owned by each of Privet and UPG.  The pro rata distribution shall be adjusted each month based on each of Privet’s and UPG’s respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 5 shall be split by Privet and UPG in proportion to the Expenses paid pursuant to this Section 5.

6.             Each of the Parties hereto agrees that any SEC filing, press release, Company communication or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed by Privet, which will provide notice to and a reasonable opportunity for UPG to review and comment upon any SEC filing, press release, Company communication, stockholder communication or any proposed agreement or negotiating position with respect to the Company; provided, however, that each Party shall be permitted to direct the content and timing of any SEC filing with respect to such Party required by Section 13(d) or Section 16 of the Exchange Act.  In the absence of disagreement, Privet shall have discretion over the content and timing of public and private communications and negotiating positions taken on behalf of the Group. Each of the Parties hereto further agrees that any communication with the Company shall be at Privet’s direction and that the Parties shall not communicate with the Company on the Group’s behalf without Privet’s prior written consent. The Parties hereto hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

7.             The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

8.             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.             This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.          The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 9 which shall survive any termination of this Agreement) shall terminate upon the earlier to occur of (i) the conclusion of the 2020 Annual Meeting or (ii) the written agreement of Privet and UPG.

11.          Each Party acknowledges that Olshan shall act as counsel for Privet and J&B shall act as counsel for UPG. Olshan and J&B shall act jointly as co-counsel for the Group, with Olshan assuming primary drafting responsibilities in connection with work relating to the Group’s activities set forth in Section 4.

12.          The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties hereto.

13.          Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to the Schedule(s) 13D required to be filed by them as contemplated under Section 2 of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

PRIVET FUND LP

By:	Privet Fund Management LLC General Partner

By:	/s/ Ryan Levenson
	Name:	Ryan Levenson
	Title:	Managing Member

PRIVET FUND MANAGEMENT LLC

By:	/s/ Ryan Levenson
	Name:	Ryan Levenson
	Title:	Managing Member

/s/ Ryan Levenson
RYAN LEVENSON

UPG ENTERPRISES LLC

By:	/s/ Christopher Hutter
	Name:	Christopher Hutter
	Title:	Manager

/s/ Paul Douglass
PAUL DOUGLASS

/s/ Christopher Hutter
CHRISTOPHER HUTTER

/s/ Andee Harris
ANDEE HARRIS

/s/ Aldo Mazzaferro
ALDO MAZZAFERRO

/s/ Benjamin Rosenzweig
BENJAMIN ROSENZWEIG

/s/ John P. Schauerman
JOHN P. SCHAUERMAN